1 1 Second Quarter Fiscal 2024 Results & Business Update 1 Ma r i o L o n g h i Interim President and CEO, UGI Corporation S e a n O ’ B r i e n Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation

2 2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the conflict in the Middle East, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the success of our strategic initiatives and investments intended to advance our business strategy; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber-attack; the inability to complete pending or future energy infrastructure projects; our ability to attract, develop, retain and engage key employees; uncertainties related to global pandemics; the impact of a material impairment of our assets; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations; and our ability to control operating costs and realize cost savings.

3 3 UGI Supplemental Footnotes Management uses “adjusted net income attributable to UGI Corporation”, “adjusted diluted earnings per share (“EPS”)” and “UGI Corporation Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)”, all of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in the Appendix reconcile adjusted diluted earnings per share (EPS), adjusted net income attributable to UGI Corporation and UGI Corporation Adjusted EBITDA to their nearest GAAP measures.

4 4 Agenda Closing Remarks FY24 – 27 Financial Outlook Q2 FY24 Financial Results Strategic Overview

Q2 and YTD FY24 Highlights

UGI CORPORATION

- **Q2 FY24 GAAP Diluted EPS of $2.30 compared to $0.51 in Q2 FY23**
- **Strong Q2 results** despite warmer than normal weather across our service territories, largely due to
  - 32% earnings growth in the natural gas businesses
  - $27 million reduction in operating expenses across the entity
- **Re-affirming the FY24 guidance range** due to the strong performance in the first half of the fiscal year
- **Approved quarterly dividend of $0.375 per share**, marking the 140th year of consecutively paying dividends

$1.97
Q2 FY24 Adjusted Diluted EPS[1]

$3.16
YTD[2] FY24 Adjusted Diluted EPS[1]

~9%
YoY Growth in YTD[2] Reportable Segments EBIT[3]

$2.70 - $3.00
FY24 Adjusted Diluted EPS Guidance[4]









1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation. 2. YTD FY24 signify six months ended March 31, 2024. 3. Excludes Corporate & Other. 4. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2024 adjusted diluted EPS, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules.

5

6 6 Strategic Review Update 6 ➢ AmeriGas Propane ➢ Portfolio optimization opportunities ➢ Opportunities to optimize our cost structure ➢ Financing solutions and levers to strengthen the balance sheet and create greater financial flexibility Strategic Review Conclusion ➢ Completed the strategic review that was primarily focused on AmeriGas Propane o Conducted a thorough process, evaluating a broad range of strategic alternatives, alongside our financial advisors o Board’s conclusion: In the current market, the optimal decision is to retain AmeriGas and focus on a restructuring and operational improvement plan for that business ➢ Repositioning UGI to create sustainable value for shareholders o Resilient core business with a clear and compelling strategy o Focused on strengthening the balance sheet o Pursuing operational efficiencies and sustainable cost savings o Committed to portfolio optimization and growth Scope of the Review

Our Businesses

Natural Gas

Growth

Regulated Utilities

- Leading regulated utilities in constructive regulatory environments
- Strong rate base growth and attractive return on equity
- Weather normalization riders to promote earnings reliability
- Attractive capital investment runway with minimal regulatory lag

Midstream & Marketing

- Full suite of midstream services
- Scalable infrastructure to meet increasing demand
- Significant fee-based income promotes earnings stability


YTD FY24
Adj. Diluted
EPS
66%
34%
Targeted
Adj. Diluted
EPS
75%+
25%

Global LPG

Cash Generation

UGI International

- Leading market positions
- Strategically located supply assets
- Strong track record of margin stability and free cash flow generation

AmeriGas Propane

- Largest retail LPG distributor in the US[1] with broad geographic footprint serving all 50 states
- Significant supply and transportation network across the nation
- Consistent free cash flow generation

1. Based on the volume of propane gallons distributed annually.

7

8 8 Actions to Drive Long-Term Shareholder Value Pursue opportunities to optimize our portfolio and drive reliable earnings growth in the base business Continuous focus on operational efficiencies to improve cost agility and deliver sustainable cost savings Execute on an operational turnaround plan at AmeriGas Propane Enhance our capital structure and credit metrics to provide greater financial flexibility Pursue portfolio optimization and growth Create efficiencies and an optimal cost structure Drive balance sheet improvement Stabilize and optimize the domestic propane business

9 9 Stabilizing and Optimizing AmeriGas Propane 9 Results Driven Customer Focus Operational Excellence Safety Key Actions ➢ Adjust the operating model to enhance customer focus, support operational excellence and create efficiencies o Drive operational improvement within our operations and customer service centers to improve service reliability and customer satisfaction o Focus on operational efficiencies, leverage strengths across the UGI family of companies, and perform effective cost control ➢ Refocus and optimize our portfolio o Pursue opportunities to divest select assets o Maintain capital deployment discipline and limit growth related capital ➢ Execute strategy to adjust the capital structure and reduce covenant pressures ➢ Maintain an enhanced focus on safety

10 10 Q2 FY24 Financial Results

Q2 FY24 Results Recap

UGI CORPORATION

Q2 FY24 GAAP Diluted EPS of $2.30 compared to $0.51 in Q2 FY23

Q2 FY24 Adjusted Diluted EPS[1] – Comparison with Q2 FY23


$1.68
$0.06
$0.25
($0.01)
($0.17)
$0.16
$1.97
Q2 FY23 Adj. Diluted EPS[1]
Corporate & Other
Q2 FY24 Adj. Diluted EPS[1]

1. Adjusted diluted EPS is a non-GAAP measure. See Appendix for reconciliation.

Key Drivers

Natural Gas businesses

- ▲ Higher capacity management and peaking margins
- ▲ Higher gas and electric base rates
- ▲ Lower operating expenses

Global LPG businesses

- ▼ Warmer than prior year weather
- ▲ Higher total margin in the LPG business at UGI International
- ▼ Higher income taxes for AmeriGas ($0.16)
- ▲ Lower operating expenses
- ▼ Lower non-core energy marketing margins

Corporate & Other

- ▲ Lower income taxes

11

Q2 FY24 Segment Results Recap – Natural Gas

UGI CORPORATION

Q2 FY24 EBIT - Comparison with Q2 FY23

($ in million)



Utilities
$205
$25
$0
($4)
$0
$226
Q2 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q2 FY24 EBIT



Midstream & Marketing
$105
$41
$6
$0
$1
$153
Q2 FY23 EBIT
Total Margin
OPEX
D&A
Other
Q2 FY24 EBIT

Key Drivers (Utilities)

- ▲ Total margin growth primarily due to increases in base rates for PA Gas Utility (effective October 1, 2023) and Mountaineer (effective January 1, 2024), increases in DSIC revenue, and the effect of growth in the core market customers
- ▼ Higher depreciation expense reflects the effects of continued distribution system capital expenditure activity

Weather

Vs. Normal	Vs. PY
16.4% (Warmer)	4.7% (Colder)

Key Drivers (Midstream & Marketing)

- ▲ Total margin primarily reflects higher margin from natural gas marketing activities ($46 million), largely due to increased capacity management margin attributable to higher capacity values and the absence of unfavorable timing from storage hedges realized in the prior year, as well as favorable peaking activities
- ▲ Lower OPEX primarily reflects lower salary and benefits, and maintenance expenses

Weather

Vs. Normal	Vs. PY
13.4% (Warmer)	3.4% (Colder)

Legend: Increase | Decrease | Colder | Warmer

Total margin represents total revenue less total cost of sales. In the case of Utilities, the total margin is also reduced by certain revenue-related taxes. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization. DSIC stands for Distribution System Improvement Charge.

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13 13 Weather• Slight decrease (0.5%) in retail gallons sold primarily due to warmer weather and lower cylinder volumes, largely offset by growth from conversions to LPG and higher auto gas volumes sold • Total margin decrease primarily reflects lower energy marketing margins, partially offset by higher LPG unit margins and the translation effects of the stronger foreign currencies ($5 million) • Lower OPEX primarily reflects lower personnel and maintenance expenses, partially offset by effects of inflation and currency translation ($3 million) Q2 FY24 Segment Results Recap – Global LPG UGI International Key Drivers 13.2% 8.4% Vs. Normal Vs. PY Increase Decrease WarmerColder Weather• Total retail gallons sold decreased 6% primarily due to continuing customer attrition and warmer weather • Total margin decrease largely attributable to the lower retail propane volumes sold ($25 million), partially offset by higher average retail propane unit margins ($19 million) • Lower OPEX largely reflects lower advertising and compensation expenses, partially offset by higher vehicle expenses AmeriGas Propane Key Drivers 8.6% 3.0% Vs. Normal Vs. PY Q2 FY24 EBIT - Comparison with Q2 FY23 ($ in million) Q2 FY23 EBIT Q2 FY24 EBIT Total Margin OPEX D&A OtherQ2 FY23 EBIT Q2 FY24 EBIT Total Margin OPEX D&A Other

14 14 $0.3 $0.3 $0.2 $0.2 $0.3 $1.6 $1.5 $1.4 $1.3 $1.4 $1.9 $1.8 $1.6 $1.5 $1.7 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Cash and cash equivalents Available Borrowing Capacity Liquidity and Financing Update ➢ $1.7 billion in available liquidity, comprising cash and cash equivalents and available borrowing capacity on revolving credit facilities, as of March 31, 2024 ➢ In March 2024, repurchased $38 million of issued and outstanding Senior Notes at AmeriGas Partners and AmeriGas Finance Corp, in aggregate ➢ Pursuing capital restructuring actions and anticipate $350 - $450 million of debt reduction in FY24 at AmeriGas Propane Available Liquidity ($ in billion)

15 15 Financial Outlook

16 16 Reliable earnings growth Financial Objectives Sustainable Value Creation Balance sheet strength Disciplined capital deployment

17 17 FY24 - 27 Financial Targets 17 1. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 2. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2024 adjusted diluted EPS, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. 3. Defined as net debt to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. Executing on our strategy to deliver sustainable shareholder value UGI Corporation reaffirms its FY24 adjusted diluted EPS guidance range of $2.70 - $3.002 4 – 6% $3.7 - $4.1B 9%+ 3.5 – 4.0x EPS Growth Rate Capital Expenditure Rate Base Growth Rate Leverage Ratio3 1

18 18 Driving Sustainable Cost Savings 18 Our Target Expect to realize ~$70 - $100 million1 in permanent savings by FY25 Anticipate achieving 25% - 30% of cost reductions in FY24 Current Progress Looking Ahead Identified labor and non-labor sources to achieve sustainable cost savings Executed on multiple actions starting in late Q1 FY24 $16 million decrease in YTD FY24 operating expenses when compared to the prior-year period FY24 On track to achieve targeted cost savings based on actions completed to date FY25 – FY27 ➢ Realize 100% benefits of executed plans by FY251 ➢ Maintain a focus on optimization opportunities to sustain flat operating expenses 1. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

19 19 Capital Allocation Framework 19 ➢ Maintain commitment to the dividends ➢ Strong dividend payout ratio between 45% - 55% Shareholder Return ➢ Prioritize investments in the regulated utilities businesses, which attract a strong return on equity ➢ Support organic growth in the natural gas businesses through disciplined capital investment ➢ Maintain attractive liquidity to navigate market dynamics ➢ Target net debt to adjusted EBITDA (leverage ratio)1 between 3.5 – 4.0x2 ➢ Actively assess our portfolio to further maximize shareholder value ➢ Deploy capital for high-return, margin accretive transactions that provide a strategic fit, while maintaining a healthy balance sheet 1 2 3 High-Return Organic Growth Opportunities Balance Sheet Improvement Portfolio Optimization4 1. Adjusted EBITDA is a non-GAAP measure. 2. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented.

20 20 FY27 and Beyond2 Our Dividend Commitment Strong history of returning cash to shareholders in the form of dividends 1. Adjusted for stock splits. Dividend figures represent annualized dividends based on the last dividend issued in that fiscal year. 2. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented. 140 years Consecutively Paying Dividends Committed to returning value to shareholders through dividend payments FY24 - 262 With our focus on strengthening the balance sheet, we expect to keep dividends flat in the near-term Anticipate returning to a targeted 4% long- term dividend growth rate $0.87 $0.91 $0.95 $1.00 $1.04 $1.30 $1.32 $1.38 $1.44 $1.50 $1.50 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 E D iv id en d s Pe r Sh ar e1 ($ ) 10 Year CAGR: 6%

FY24-27 Capital Deployment Plan [1]

UGI CORPORATION

Uses of Cash



~$1.3B
~$0.2B
~$0.6B
~$3.3B
Cash Returned to Shareholders
Debt Reduction
Maintenance Capital
Growth Capital

Growth and Maintenance Capital by Segment



~$3.9B
66%
18%
9%
7%
Utilities
Midstream & Marketing
UGI International
AmeriGas Propane

- *Capital plan funded by cash flow from operations*
- *Disciplined investments to achieve an optimal portfolio mix*
- *~85% of total capital invested in natural gas businesses*
- *75%+ of growth capital being deployed in the regulated utilities businesses*

1. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

21

22 22 Repositioned for Attractive and Sustainable Value Creation 4 - 6% Targeted EPS growth rate (FY24-27) 3.5 – 4.0x Targeted leverage ratio2 Attractive free cash flow generation to support our capital allocation framework Continuous efforts to maximize customer satisfaction Preserving the dividends and maintaining an attractive payout ratio 1. The forward-looking information used on this slide is for illustrative purposes only. Actual results may differ substantially from the information presented. 2. Defined as net debt to Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. 1 9%+ Targeted rate base growth (FY24-27)

23 23 Q & A Q

24 24 Appendix

25 25 Our Strategy to Maximize Shareholder Value Sustainably grow earnings through strong execution and disciplined capital allocation Operate a high-performing, customer-centric and results- driven organization Maximize value for our shareholders Capitalize on our market leading positions and optimize our strategic assets Safety Respect Integrity Excellence ReliabilitySustainability

26 26 Shareholder Value Proposition 75%+ Targeted Earnings from the Natural Gas Businesses1 4 - 6% Targeted Long- Term EPS Growth Rate1 9%+ Targeted Rate Base Growth1 International energy distributor with an attractive business mix and leading position in key markets Building a culture of continuous improvement to drive cost competitiveness and sustainable cost savings Focused on prudent capital allocation while investing in growth and maintaining a strong balance sheet and financial flexibility Committed to returning cash to shareholders through dividends Relentless focus on the customers’ experience 1. The forward-looking information used on this slide is for illustrative purposes only. Actual numbers may differ substantially from the figures presented.

Q2 and YTD FY24 Adjusted Diluted Earnings per Share

UGI CORPORATION

	Q2 FY24	Q2 FY23	YTD FY24	YTD FY23
Utilities	$0.72	$0.66	$1.12	$1.04
Midstream & Marketing	0.56	0.31	0.98	0.66
UGI International	0.42	0.43	0.81	0.64
AmeriGas Propane	0.17	0.34	0.25	0.56
Corporate & Other (a)	0.43	(1.23)	(0.42)	(6.92)
Diluted earnings (loss) per share (b)	**2.30**	**0.51**	**2.74**	**(4.02)**
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (b)	(0.50)	1.09	(0.16)	5.80
Unrealized losses on foreign currency derivative instruments	-	0.03	0.06	0.17
Business transformation expenses	-	0.01	-	0.01
AmeriGas operations enhancement for growth project	0.02	0.02	0.05	0.05
Restructuring costs	0.13	-	0.14	-
Costs associated with exit of UGI International energy marketing business	-	0.02	0.31	0.81
Impairment of assets	0.02	-	0.02	-
Total adjustments (a)	**(0.33)**	**1.17**	**0.42**	**6.84**
Adjusted diluted earnings per share (b)	**$1.97**	**$1.68**	**$3.16**	**$2.82**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) The loss per share for the six months ended March 31, 2023, was determined excluding the effect of 6.35 million dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period. Adjusted earnings per share for the six months ended March 31, 2023, was determined based upon fully diluted shares of 216.25 million..

27

Q2 and YTD FY24 Adjusted Net Income

UGI CORPORATION

($ in Million)	Q2 FY24	Q2 FY23	YTD FY24	YTD FY23
Utilities	$155	$143	$241	$224
Midstream & Marketing	120	66	212	143
UGI International	91	92	174	137
AmeriGas Propane	37	73	53	122
Corporate & Other (a)	93	(264)	(90)	(1,470)
Net income (loss) attributable to UGI Corporation	**496**	**110**	**590**	**(844)**
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (net of tax of $19, $(66), $1 and $(429), respectively)	(110)	235	(33)	1,234
Unrealized (gains) losses on foreign currency derivative instruments (net of tax of $0, $(3), $(6) and $(14), respectively)	(1)	7	13	36
Business transformation expenses (net of tax of $0, $0, $0 and $(1), respectively)	-	2	-	3
AmeriGas operations enhancement for growth project (net of tax of $(1), $(1), $(3) and $(3), respectively)	5	5	10	10
Restructuring costs (net of tax of $(9), $0, $(10) and $0, respectively)	27	-	30	-
Costs associated with exit of UGI International energy marketing business (net of tax of $(1), $4, $(14) and $(64), respectively)	1	4	66	170
Impairment of assets (net of tax of $(2), $0, $(2), and $0, respectively)	5	-	5	-
Total adjustments (a) (b)	**(73)**	**253**	**91**	**1,453**
Adjusted net income attributable to UGI Corporation	**$423**	**$363**	**$681**	**$609**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

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Q2 FY24 Segment Reconciliation (GAAP) ($ in Million)

UGI CORPORATION

	Total	Utilities	Midstream & Marketing	UGI International	AmeriGas Propane	Corp & Other
Revenues	$2,467	$646	$483	$673	$795	($130)
Cost of sales	(1,030)	(274)	(283)	(368)	(362)	257
Total margin	**1,437**	**372**[1]	**200**	**305**	**433**	**127**
Operating and administrative expenses	(591)	(106)[1]	(29)	(155)	(258)	(43)
Depreciation and amortization	(138)	(41)	(22)	(29)	(44)	(2)
Other operating income (expense), net	9	0	2	3	7	(3)
Operating income (loss)	**717**	**225**	**151**	**124**	**138**	**79**
Income (loss) from equity investees	1	0	2	(1)	0	0
Other non-operating (expense) income, net	11	1	0	8	0	2
Earnings (loss) before income taxes and interest expense	729	226	153	131	138	81
Interest expense	(100)	(24)	(9)	(11)	(40)	(16)
Income (loss) before income taxes	**629**	**202**	**144**	**120**	**98**	**65**
Income tax (expense) benefit	(133)	(47)	(24)	(29)	(61)	28
Net income (loss) income attributable to UGI Corporation	**$496**	**$155**	**$120**	**$91**	**$37**	**$93**

All non-GAAP adjustments are recorded at Corporate and Other. As a result, GAAP and non-GAAP earnings from each reportable segment – Utilities, Midstream & Marketing, UGI International and AmeriGas Propane – are the same.

1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in "Operating and administrative expenses" above. Such costs reduce margin for Management's Results of Operations reported in our periodic filings.

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UGI Corporation Q2 FY24 Adjusted EBITDA (non-GAAP)

UGI CORPORATION

	Year Ended September 30,			LTM	LTM	6 Months Ended March 31,		
	2021	2022	2023	Mar'23	Mar'24	2022	2023	2024
Net income (loss) including noncontrolling interests	$1,467	$1,073	($1,502)	**($609)**	**($68)**	$838	($844)	$590
Income taxes	522	313	(335)	(288)	139	286	(315)	159
Interest expense	310	329	379	351	394	163	185	200
Depreciation and amortization	502	518	532	524	544	257	263	275
EBITDA	2,801	2,233	(926)	(22)	1,009	1,544	(711)	1,224
Unrealized losses (gains) on commodity derivative instruments	(1,390)	(598)	1,644	1,401	(53)	(336)	1,663	(34)
Unrealized (gains) losses on foreign currency derivative instruments	(8)	(50)	38	5	7	(5)	50	19
Loss on extinguishments of debt	-	11	9	-	9	11	-	-
Acquisition and integration expenses associated with the CMG Acquisition	1	-	-	-	-	-	-	-
Acquisition and integration expenses associated with the Mountaineer Acquisition	14	2	-	1	-	1	-	-
Business transformation expenses	101	9	10	9	6	4	4	-
Impairments of certain equity method investments	93	35	-	35	-	-	-	-
Impairment of customer relationship intangible	20	-	-	-	-	-	-	-
Restructuring costs	-	29	-	16	40	13	-	40
Loss associated with impairment of AmeriGas Propane goodwill	-	-	656	-	656	-	-	-
Costs associated with exit of the UGI International energy marketing business	-	5	248	239	94	-	234	80
Net gain on sale of UGI headquarters building	-	-	(14)	-	(14)	-	-	-
AmeriGas operations enhancement for growth project	-	5	24	13	24	5	13	13
Impairment of assets	-	-	-	-	7	-	-	7
Adjusted EBITDA	$1,632	$1,681	$1,689	$1,697	$1,785	$1,237	$1,253	$1,349

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